EXHIBIT (A)(6)

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                           TREDEGAR INDUSTRIES, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

To: Participants in the Tredegar Industries, Inc. Dividend Reinvestment and Stock Purchase Plan

Re: Tredegar Industries, Inc.'s Offer to Purchase for Cash Up to 1,250,000 Shares of its Common Stock

Date: January 16, 1998

     This memorandum is being sent to you because you are a participant in the Tredegar Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan").

     The Dividend Reinvestment Plan is described in the Plan Prospectus ("Prospectus"). Please refer to the relevant Prospectus for more information regarding the Dividend Reinvestment Plan.

TREDEGAR INDUSTRIES, INC. IS OFFERING TO PURCHASE SHARES OF ITS COMMON STOCK

     Tredegar Industries, Inc. (the "Company") is inviting its shareholders to tender shares of the Company's common stock, no par value per share (the "Shares"), for sale directly to the Company. Shareholders are being invited to tender their Shares at prices not in excess of $65.00 nor less than $58.00 per Share. The details of the invitation are described in the Company's Offer to Purchase, dated January 16, 1998 (the "Offer to Purchase"), and this memorandum (which together constitute the "Offer" for purposes of tendering Shares held in your Dividend Reinvestment Plan account). Copies of the Offer to Purchase and certain related materials (excluding the Letter of Transmittal), which are being sent to the Company's shareholders generally, are enclosed for your review.

     The Letter of Transmittal referred to above and in the Offer to Purchase cannot be used to tender the Shares held in your Dividend Reinvestment Plan account: the enclosed Election Form for the Dividend Reinvestment Plan is a substitute for the Letter of Transmittal and must be used to tender Shares in your Dividend Reinvestment Plan account.

YOUR DECISION WHETHER TO TENDER

     As a participant in the Dividend Reinvestment Plan you may direct American Stock Transfer and Trust Company, the administrator of the Dividend Reinvestment Plan (the "Administrator"), to tender Shares allocated to your Dividend Reinvestment Plan account pursuant to the Offer.

HOW TO TENDER SHARES; COMPLETION OF ELECTION FORM

     If you wish to direct the Administrator to tender all or part of the Shares in your Dividend Reinvestment Plan account, you must complete and return the enclosed Election Form in accordance with the instructions specified on the Election Form. Before deciding whether or not to tender your Shares, please carefully read the enclosed materials.

     YOUR ELECTION WILL BE EFFECTIVE ONLY IF YOUR PROPERLY COMPLETED ELECTION FORM IS RECEIVED BY THE ADMINISTRATOR AT ITS ADDRESS SET FORTH ON THE ENCLOSED RETURN ENVELOPE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 11, 1998. Election Forms that are received after this deadline, and Election Forms which are not properly completed, will not be accepted. Examples of improperly completed Election Forms include Forms which are not signed and Forms which contain incorrect or incomplete information.

     Dividend Reinvestment Plan Participants who desire to tender Shares at more than one price must complete a separate Election Form for each price at which Shares are tendered, provided that the same Shares cannot be tendered (unless properly withdrawn in accordance with the terms of the Offer) at more than one price. IN ORDER TO PROPERLY TENDER SHARES, ONE AND ONLY ONE PRICE BOX MUST BE CHECKED IN THE APPROPRIATE SECTION ON EACH ELECTION FORM.

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CHANGING YOUR INSTRUCTION TO ADMINISTRATOR

     As more fully described in Section 4 of the Offer to Purchase, tenders will be deemed irrevocable unless withdrawn by the dates specified therein. If you instruct the Administrator to tender Shares, and you subsequently decide to change your instructions, you may do so by sending a notice of withdrawal to the Administrator. The notice of withdrawal will be effective only if it is in writing and is received by the Administrator AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 11, 1998, at the address set forth on the enclosed return envelope. Any notice of change of instruction to the Administrator must specify your name, your social security number, the number of Shares tendered, and the number of Shares to be withdrawn. Upon receipt of a timely written notice of change of instruction to the Administrator, previous instructions to tender with respect to such Shares will be deemed cancelled. If you later wish to retender Shares, you may call American Stock Transfer & Trust Company, Plan Administrator at (212) 936-5100 to obtain a new Election Form. Any new Election Form must be received by the Administrator AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 11, 1998.

IF YOU HAVE QUESTIONS

     If you have any questions about the Offer or any of the other matters discussed above, please call Georgeson & Company Inc., the Information Agent, at
(800) 223-2064. If you have questions about the Dividend Reinvestment Plan, please refer to the Prospectus. Additional copies of the Prospectus for the Dividend Reinvestment Plan may be obtained from the Administrator by contacting the Shareholder Services Department at (800) 937-5449.

NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY PARTICIPANT AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES.

                                 ELECTION FORM
         INSTRUCTIONS FOR TENDER OF SHARES OF TREDEGAR INDUSTRIES, INC.

Please tender to Tredegar Industries, Inc. (the "Company"), on (our) (my) behalf, the number of Shares indicated below held in the Tredegar Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan"), which are beneficially owned by (us) (me) and held by you under the Dividend Reinvestment Plan, upon terms and subject to the conditions contained in the Offer to Purchase of the Company dated January 16, 1998, the receipt of which is acknowledged.

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            Number of Shares to be tendered:__________________ Shares

                                    ODD LOTS
                              (SEE INSTRUCTION 8)

[ ] By checking this box the undersigned represents that the undersigned owned, beneficially or of record, as of the close of business on January 15, 1998, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares either (check one box):

[ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[ ] at the price per Share indicated below under "Price (in Dollars) per Share at which Shares are being tendered."

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

                               CONDITIONAL TENDER

[ ] check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:

          Minimum number of Shares to be sold:___________________

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                              CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

(PARTICIPANTS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE ELECTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED.)



  [ ]  $58.00      [ ]  $59.25      [ ]  $60.50      [ ]  $61.75      [ ]  $63.00      [ ]  $64.25
  [ ]  $58.25      [ ]  $59.50      [ ]  $60.75      [ ]  $62.00      [ ]  $63.25      [ ]  $64.50
  [ ]  $58.50      [ ]  $59.75      [ ]  $61.00      [ ]  $62.25      [ ]  $63.50      [ ]  $64.75
  [ ]  $58.75      [ ]  $60.00      [ ]  $61.25      [ ]  $62.50      [ ]  $63.75      [ ]  $65.00
  [ ]  $59.00      [ ]  $60.25      [ ]  $61.50      [ ]  $62.75      [ ]  $64.00

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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED UNANIMOUSLY THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH PARTICIPANT MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.

Signature(s):________________________   Address:_____________________________
Name(s):_____________________________   _____________________________________
               (Please Print)                   (Including Zip Code)

_____________________________________   Area Code and Telephone Number:______
      (Taxpayer Identification or       Date:___________________________, 1998
        Social Security Number)


IMPORTANT: THIS DIVIDEND REINVESTMENT PLAN PARTICIPANT'S ELECTION FORM (OR A
           MANUALLY SIGNED FACSIMILE THEREOF) MUST BE RECEIVED BY THE ADMINISTRATOR AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 11, 1998. PARTICIPANTS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH THEIR ELECTION FORM.

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